Exhibit 99

UTC REPORTS THIRD QUARTER 2014 RESULTS

•	EPS of $2.04, up 32% (up 12% to $1.82 ex. restructuring and one-time items)

•	Sales of $16.2 billion, including 5% organic growth

•	Segment margins up 60 bps to 17.2%, ex. restructuring and one-time items
•Reaffirms 2014 EPS expectation of $6.75 to $6.85

HARTFORD, Conn., Oct. 21, 2014 - United Technologies Corp. (NYSE:UTX) reported third quarter earnings per share of $2.04 and net income attributable to common shareowners of $1.9 billion, up 32 percent and 31 percent respectively over the year ago quarter. Results for the current quarter include $0.22 per share of favorable one-time items net of restructuring costs. Earnings per share in the year ago quarter included $0.08 of restructuring costs and one-time items. Excluding these items in both quarters, earnings per share increased 12 percent year over year.
Sales of $16.2 billion increased 5 percent, all driven by organic growth. Third quarter segment operating profit increased 16 percent over the prior year, with operating margin of 17.5 percent. Excluding restructuring costs and net one-time items, segment operating profit grew 8 percent with 60 basis points of operating margin expansion to 17.2 percent.
“UTC delivered another quarter of solid performance,” said Louis Chênevert, UTC Chairman & Chief Executive Officer. “Along with strong margin expansion and a fifth consecutive quarter of organic sales growth, we’ve seen increased demand for our integrated building solutions and revenue synergy opportunities for our Building and Industrial Systems businesses. We also achieved a number of significant program milestones that position UTC for long-term growth. These include supporting the first flight of the Airbus A320neo with Pratt & Whitney’s new Geared Turbofan engines and unveiling Sikorsky’s next-generation S-97 Raider helicopter.”
Otis new equipment orders in the quarter increased 4 percent over the prior year at constant currency. Equipment orders at UTC Climate, Controls & Security increased 5 percent excluding early order activity ahead of next year’s SEER-14 standard change. Large commercial engine spares orders were up 1 percent at Pratt & Whitney and commercial spares orders increased 11 percent at UTC Aerospace Systems. Commercial aftermarket sales were up 7 percent and 10 percent at Pratt & Whitney and UTC Aerospace Systems, respectively.
“With double-digit earnings and 4 percent organic sales growth through the first three quarters, UTC remains on track to deliver on our expectations for the year,” said Chênevert. “Our solid backlog and organic growth trends continue to give us confidence in our earnings per share range of $6.75 to $6.85, on sales of about $65 billion.”
Cash flow from operations was $1.9 billion and capital expenditures were $415 million in the quarter. Share repurchase was $425 million. UTC now expects share repurchase of $1.5 billion for the year, up from the previous expectation of $1.35 billion. As a result of ongoing investment to support the aerospace upcycle, the company continues to anticipate 2014 cash flow from operations less capital expenditures of about 90 percent of net income attributable to common shareowners.

United Technologies Corp., based in Hartford, Connecticut, provides high technology products and services to the building and aerospace industries. Additional information, including a webcast, is available on the Internet at http://www.utc.com. To learn more about UTC, visit the website or follow the company on Twitter: @UTC
All financial results and projections reflect continuing operations unless otherwise noted. The accompanying tables include information integral to assessing the company’s financial position, operating performance, and cash flow, including a reconciliation of differences between non-GAAP measures used in this release and the comparable financial measures calculated in accordance with generally accepted accounting principles in the United States.

This press release includes statements that constitute “forward-looking statements” under the securities laws. Forward-looking statements often contain words such as “believe,” “expect,” “plans,” “project,” “target,” “anticipate,” “will,” “should,” “see,” “guidance,” “confident” and similar terms. Forward-looking statements may include, among other things, statements relating to future and estimated sales, earnings, cash flow, charges, expenditures, share repurchases and other measures of financial performance. All forward-looking statements involve risks, uncertainties and assumptions that may cause actual results to differ materially from those expressed or implied in the forward-looking statements. Risks and uncertainties include, without limitation, the effect of economic conditions in the markets in which we operate, including financial market conditions, fluctuation in commodity prices, interest rates and foreign currency exchange rates; future levels of research and development spending; levels of end market demand in construction and in the aerospace industry; levels of air travel; financial difficulties of commercial airlines; the impact of government budget and funding decisions on the economy; changes in government procurement priorities and funding; weather conditions and natural disasters; delays and disruption in delivery of materials and services from suppliers; company and customer directed cost reduction efforts and restructuring costs and consequences thereof; the impact of acquisitions, dispositions, joint ventures and similar transactions; the development and production of new products and services; the impact of diversification across product lines, regions and industries; the impact of legal proceedings, investigations and other contingencies; pension plan assumptions and future contributions; the effect of changes in tax, environmental and other laws and regulations and political conditions; and other factors beyond our control. The level of share repurchases depends upon market conditions and the level of other investing activities and uses of cash. The forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any forward-looking statements as of a later date. For additional information identifying factors that may cause actual results to vary materially from those stated in forward-looking statements, see our reports on Forms 10-K, 10-Q and 8-K filed with the SEC from time to time, including, but not limited to, the information included in UTC's Forms 10-K and 10-Q under the headings “Business,” “Risk Factors,” “Management's Discussion and Analysis of Financial Condition and Results of Operations” and “Legal Proceedings” and in the notes to the financial statements included in UTC's Forms 10-K and 10-Q.

UTC-IR
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United Technologies Corporation
Condensed Consolidated Statement of Operations

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions, except per share amounts)	2014	2013	2014	2013
Net Sales	$16,168	$15,462	$48,104	$45,867
Costs and Expenses:
Cost of products and services sold	11,466	11,020	35,087	33,037
Research and development	677	630	1,967	1,871
Selling, general and administrative	1,580	1,633	4,799	4,997
Total Costs and Expenses	13,723	13,283	41,853	39,905
Other income, net	301	187	948	917
Operating profit	2,746	2,366	7,199	6,879
Interest expense, net	186	226	617	679
Income from continuing operations before income taxes	2,560	2,140	6,582	6,200
Income tax expense	608	614	1,534	1,677
Income from continuing operations	1,952	1,526	5,048	4,523
Less: Noncontrolling interest in subsidiaries' earnings from continuing operations	98	111	301	286
Income from continuing operations attributable to common shareowners	1,854	1,415	4,747	4,237
Discontinued Operations:
Income from operations	—	—	—	63
Gain (loss) on disposal	—	10	—	(30)
Income tax benefit (expense)	—	7	—	(12)
Income from discontinued operations attributable to common shareowners	—	17	—	21
Net income attributable to common shareowners	$1,854	$1,432	$4,747	$4,258
Earnings Per Share of Common Stock - Basic:
From continuing operations attributable to common shareowners	$2.07	$1.57	$5.28	$4.70
From discontinued operations attributable to common shareowners	—	0.02	—	0.02
Earnings Per Share of Common Stock - Diluted:
From continuing operations attributable to common shareowners	$2.04	$1.55	$5.20	$4.64
From discontinued operations attributable to common shareowners	—	0.02	—	0.02
Weighted Average Number of Shares Outstanding:
Basic shares	898	901	899	901
Diluted shares	910	916	913	914
As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.
See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Segment Net Sales and Operating Profit

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Net Sales
Otis	$3,326	$3,188	$9,646	$9,140
UTC Climate, Controls & Security	4,351	4,237	12,631	12,617
Pratt & Whitney	3,564	3,386	10,485	10,412
UTC Aerospace Systems	3,535	3,312	10,621	9,896
Sikorsky	1,620	1,541	5,365	4,356
Segment Sales	16,396	15,664	48,748	46,421
Eliminations and other	(228)	(202)	(644)	(554)
Consolidated Net Sales	$16,168	$15,462	$48,104	$45,867

Operating Profit
Otis	$703	$681	$1,966	$1,906
UTC Climate, Controls & Security	807	696	2,159	1,968
Pratt & Whitney	633	439	1,453	1,412
UTC Aerospace Systems	575	501	1,767	1,501
Sikorsky	152	159	(79)	405
Segment Operating Profit	2,870	2,476	7,266	7,192
Eliminations and other	—	7	288	32
General corporate expenses	(124)	(117)	(355)	(345)
Consolidated Operating Profit	$2,746	$2,366	$7,199	$6,879

Segment Operating Profit Margin
Otis	21.1%	21.4%	20.4%	20.9%
UTC Climate, Controls & Security	18.5%	16.4%	17.1%	15.6%
Pratt & Whitney	17.8%	13.0%	13.9%	13.6%
UTC Aerospace Systems	16.3%	15.1%	16.6%	15.2%
Sikorsky	9.4%	10.3%	(1.5)%	9.3%
Segment Operating Profit Margin	17.5%	15.8%	14.9%	15.5%

As described on the following pages, consolidated results for the quarters and nine months ended September 30, 2014 and 2013 include restructuring costs and non-recurring items that management believes should be considered when evaluating the underlying financial performance.

United Technologies Corporation
Restructuring Costs and Non-Recurring Items Included in Consolidated Results

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
In Millions - Income (Expense)	2014	2013	2014	2013
Non-Recurring items included in Net Sales:
Sikorsky	$—	$—	$830	$—

Restructuring Costs included in Operating Profit:
Otis	$(15)	$(19)	$(53)	$(68)
UTC Climate, Controls & Security	(14)	(28)	(82)	(66)
Pratt & Whitney	(8)	(22)	(55)	(122)
UTC Aerospace Systems	(26)	(24)	(36)	(65)
Sikorsky	—	(11)	(17)	(25)
Eliminations and other	—	1	—	1
	(63)	(103)	(243)	(345)
Non-Recurring items included in Operating Profit:
UTC Climate, Controls & Security	30	—	30	38
Pratt & Whitney	83	(25)	1	168
Sikorsky	—	—	(466)	—
Eliminations and other	—	—	220	—
	113	(25)	(215)	206
Total impact on Consolidated Operating Profit	50	(128)	(458)	(139)
Non-Recurring items included in Interest Expense, Net	23	—	44	36
Tax effect of restructuring and non-recurring items above	5	34	155	39
Non-Recurring items included in Income Tax Expense	118	24	371	141
Impact on Net Income from Continuing Operations Attributable to Common Shareowners	$196	$(70)	$112	$77
Impact on Diluted Earnings Per Share from Continuing Operations	$0.22	$(0.08)	$0.12	$0.08

Details of the non-recurring items for the quarters and nine months ended September 30, 2014 and 2013 above are as follows:
Quarter Ended September 30, 2014
UTC Climate, Controls & Security: Approximately $30 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of an interest in a joint venture in North America.
Pratt & Whitney: Approximately $83 million net gain, primarily as a result of fair value adjustments related to a business acquisition.
Interest Expense, Net: Approximately $23 million of favorable pre-tax interest adjustments, primarily related to the resolution of disputes with the Appeals Division of the IRS for the Company's 2006 - 2008 tax years.
Income Tax Expense: Approximately $118 million of favorable income tax adjustments, primarily related to the resolution of disputes with the Appeals Division of the IRS for the Company's 2006 - 2008 tax years.
Quarter Ended June 30, 2014
Pratt & Whitney:

•	Approximately $60 million charge to adjust the fair value of a Pratt & Whitney joint venture investment.

•	Approximately $22 million charge for impairment of assets related to a joint venture.
Sikorsky:

•
A cumulative adjustment to record $830 million in sales and $438 million in losses based upon the change in estimate required for the contractual amendments signed with the Canadian Government on the Maritime Helicopter program.

•	Approximately $28 million charge for the impairment of a Sikorsky joint venture investment.
Eliminations & Other: Approximately $220 million gain on an agreement with a state taxing authority for the monetization of tax credits.
Interest Expense, Net: Approximately $21 million of favorable pre-tax interest adjustments, primarily related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years.
Income Tax Expense: Approximately $253 million of favorable income tax adjustments related to the conclusion of the IRS's examination of the Company's 2009 and 2010 tax years, as well as the settlement of state income taxes related to the disposition of the Hamilton Sundstrand Industrials businesses.
Quarter Ended September 30, 2013
Pratt & Whitney: Approximately $25 million charge to adjust the fair value of a Pratt & Whitney joint venture investment.
Income Tax Expense: Favorable tax benefit of approximately $24 million as a result of a U.K. tax rate reduction enacted in July 2013.
Quarter Ended June 30, 2013
Pratt & Whitney: Approximately $193 million gain from the sale of the Pratt & Whitney Power Systems business. This gain was not reclassified to "Discontinued Operations" due to our expected level of continuing involvement in the business post disposition.
Interest Expense, Net: Approximately $36 million of favorable pre-tax interest adjustments related to settlements for the Company's tax years prior to 2006, as well as the conclusion of certain IRS examinations of 2009 and 2010 tax years.
Income Tax Expense: Approximately $22 million of favorable income tax adjustments related to the conclusion of certain IRS examinations of 2009 and 2010 tax years.

Quarter Ended March 31, 2013
UTC Climate, Controls & Security: Approximately $38 million net gain from UTC Climate, Controls & Security's ongoing portfolio transformation, primarily due to a gain on the sale of a business in Hong Kong.
Income Tax Expense:  Approximately $95 million of favorable income tax adjustments as a result of the enactment of the American Taxpayer Relief Act of 2012 in January 2013. The $95 million is primarily related to the retroactive extension of the research and development credit to 2012.

United Technologies Corporation
Segment Net Sales and Operating Profit Adjusted for Restructuring Costs and Non-Recurring Items (as reflected on the previous pages)

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Net Sales
Otis	$3,326	$3,188	$9,646	$9,140
UTC Climate, Controls & Security	4,351	4,237	12,631	12,617
Pratt & Whitney	3,564	3,386	10,485	10,412
UTC Aerospace Systems	3,535	3,312	10,621	9,896
Sikorsky	1,620	1,541	4,535	4,356
Segment Sales	16,396	15,664	47,918	46,421
Eliminations and other	(228)	(202)	(644)	(554)
Consolidated Net Sales	$16,168	$15,462	$47,274	$45,867

Adjusted Operating Profit
Otis	$718	$700	$2,019	$1,974
UTC Climate, Controls & Security	791	724	2,211	1,996
Pratt & Whitney	558	486	1,507	1,366
UTC Aerospace Systems	601	525	1,803	1,566
Sikorsky	152	170	404	430
Segment Operating Profit	2,820	2,605	7,944	7,332
Eliminations and other	—	6	68	31
General corporate expenses	(124)	(117)	(355)	(345)
Adjusted Consolidated Operating Profit	$2,696	$2,494	$7,657	$7,018

Adjusted Segment Operating Profit Margin
Otis	21.6%	22.0%	20.9%	21.6%
UTC Climate, Controls & Security	18.2%	17.1%	17.5%	15.8%
Pratt & Whitney	15.7%	14.4%	14.4%	13.1%
UTC Aerospace Systems	17.0%	15.9%	17.0%	15.8%
Sikorsky	9.4%	11.0%	8.9%	9.9%
Adjusted Segment Operating Profit Margin	17.2%	16.6%	16.6%	15.8%

United Technologies Corporation
Condensed Consolidated Balance Sheet

	September 30,	December 31,
	2014	2013
(Millions)	(Unaudited)	(Unaudited)
Assets
Cash and cash equivalents	$5,035	$4,619
Accounts receivable, net	11,080	11,458
Inventories and contracts in progress, net	10,341	10,330
Other assets, current	2,955	3,035
Total Current Assets	29,411	29,442
Fixed assets, net	9,182	8,866
Goodwill	28,169	28,168
Intangible assets, net	15,684	15,521
Other assets	9,328	8,597
Total Assets	$91,774	$90,594

Liabilities and Equity
Short-term debt	$2,141	$500
Accounts payable	7,046	6,965
Accrued liabilities	14,721	15,335
Total Current Liabilities	23,908	22,800
Long-term debt	17,857	19,741
Other long-term liabilities	14,479	14,723
Total Liabilities	56,244	57,264
Redeemable noncontrolling interest	141	111
Shareowners' Equity:
Common Stock	15,069	14,638
Treasury Stock	(21,519)	(20,431)
Retained earnings	43,668	40,539
Accumulated other comprehensive loss	(3,169)	(2,880)
Total Shareowners' Equity	34,049	31,866
Noncontrolling interest	1,340	1,353
Total Equity	35,389	33,219
Total Liabilities and Equity	$91,774	$90,594

Debt Ratios:
Debt to total capitalization	36%	38%
Net debt to net capitalization	30%	32%

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Condensed Consolidated Statement of Cash Flows

	Quarter Ended September 30,		Nine Months Ended September 30,
	(Unaudited)		(Unaudited)
(Millions)	2014	2013	2014	2013
Operating Activities of Continuing Operations:
Income from continuing operations	$1,952	$1,526	$5,048	$4,523
Adjustments to reconcile net income from continuing operations to net cash flows provided by operating activities of continuing operations:
Depreciation and amortization	483	452	1,418	1,335
Deferred income tax provision	82	4	118	13
Stock compensation cost	85	83	203	216
Change in working capital	(398)	(200)	(1,396)	(464)
Global pension contributions	(60)	(21)	(204)	(72)
Other operating activities, net	(196)	(301)	(162)	(660)
Net cash flows provided by operating activities of continuing operations	1,948	1,543	5,025	4,891
Investing Activities of Continuing Operations:
Capital expenditures	(415)	(383)	(1,154)	(1,047)
Acquisitions and dispositions of businesses, net	(207)	112	(134)	1,345
Increase in collaboration intangible assets	(152)	(247)	(459)	(547)
Other investing activities, net	170	(190)	271	(350)
Net cash flows used in investing activities of continuing operations	(604)	(708)	(1,476)	(599)
Financing Activities of Continuing Operations:
Repayment of long-term debt, net	(50)	(571)	(222)	(1,795)
(Decrease) increase in short-term borrowings, net	(147)	98	(128)	(204)
Dividends paid on Common Stock	(511)	(465)	(1,538)	(1,395)
Repurchase of Common Stock	(425)	(330)	(1,095)	(1,000)
Other financing activities, net	(97)	30	(91)	168
Net cash flows used in financing activities of continuing operations	(1,230)	(1,238)	(3,074)	(4,226)
Discontinued Operations:
Net cash provided by (used in) operating activities	—	91	—	(603)
Net cash provided by investing activities	—	—	—	351
Net cash flows provided by (used in) discontinued operations	—	91	—	(252)
Effect of foreign exchange rate changes on cash and cash equivalents	(41)	24	(59)	(29)
Net increase (decrease) in cash and cash equivalents	73	(288)	416	(215)
Cash and cash equivalents, beginning of period	4,962	4,909	4,619	4,836
Cash and cash equivalents of continuing operations, end of period	$5,035	$4,621	$5,035	$4,621

See accompanying Notes to Condensed Consolidated Financial Statements.

United Technologies Corporation
Free Cash Flow Reconciliation

	Quarter Ended September 30,
	(Unaudited)
(Millions)	2014		2013

Net income from continuing operations attributable to common shareowners	$1,854		$1,415
Net cash flows provided by operating activities of continuing operations	$1,948		$1,543
Net cash flows provided by operating activities of continuing operations as a percentage of net income from continuing operations attributable to common shareowners		105%		109%
Capital expenditures	(415)		(383)
Capital expenditures as a percentage of net income from continuing operations attributable to common shareowners		(22)%		(27)%
Free cash flow from continuing operations	$1,533		$1,160
Free cash flow from continuing operations as a percentage of net income from continuing operations attributable to common shareowners		83%		82%

	Nine Months Ended September 30,
	(Unaudited)
(Millions)	2014		2013

Net income attributable to common shareowners from continuing operations	$4,747		$4,237
Net cash flows provided by operating activities of continuing operations	$5,025		$4,891
Net cash flows provided by operating activities of continuing operations as a percentage of net income attributable to common shareowners from continuing operations		106%		115%
Capital expenditures	(1,154)		(1,047)
Capital expenditures as a percentage of net income attributable to common shareowners from continuing operations		(24)%		(25)%
Free cash flow from continuing operations	$3,871		$3,844
Free cash flow from continuing operations as a percentage of net income attributable to common shareowners from continuing operations		82%		91%
Notes to Condensed Consolidated Financial Statements

(1)
Debt to total capitalization equals total debt divided by total debt plus equity. Net debt to net capitalization equals total debt less cash and cash equivalents divided by total debt plus equity less cash and cash equivalents.

(2)
Organic sales growth represents the total reported increase within the Corporation's ongoing businesses less the impact of foreign currency translation, acquisitions and divestitures completed in the preceding twelve months and significant non-recurring items.

(3)
Free cash flow, which represents cash flow from operations less capital expenditures, is the principal cash performance measure used by UTC. Management believes free cash flow provides a relevant measure of liquidity and a useful basis for assessing UTC's ability to fund its activities, including the financing of acquisitions, debt service, repurchases of UTC's common stock and distribution of earnings to shareholders. Other companies that use the term free cash flow may calculate it differently. The reconciliation of net cash flow provided by operating activities, prepared in accordance with generally accepted accounting principles, to free cash flow is shown above.